Exhibit 10.4

CONTRACT:	VSM-GPS-XXX-2011

PURPOSE:	PURCHASE AND SALE OF CRUDE OIL CHAZA, SANTANA AND GUAYUYACO

SELLER:	SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED

VALUE:	UNDETERMINED

The contracting parties: ECOPETROL S.A., a decentralized entity of national order, incorporated by means of Law 165 of 1948, with Tax ID No.  899-999-068-1, organized as a Mixed Economy Company according to the dispositions of article No. 2 of Law 1118 of 2006, attached to the Ministry of Mines and Energy, with domicile in Bogota D.C., whose Corporate By-laws are contained in Public Deed No. 5314 of December 14, 2007 granted in Notary Second of the Notaries Circle of Bogotá D C and registered in the Chamber of Commerce of Bogotá D. C., hereinafter referred in this Contract as THE BUYER, represented by, CLAUDIA L. CASTELLANOS R. of age and domiciled in this city, identified with citizenship card No. 63.314.635 issued in Bucaramanga, who in capacity of Vice-president of Supply and Marketing and with authorization contained in the Delegation Manual, acts on behalf of this Company, and on the other hand, SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED, with Tax ID No. 830.051.027-8, hereinafter THE SELLER represented by JULIÁN GARCÍA SALCEDO, identified with citizenship card No. 19.421.914  issued in Bogotá, who acts in his capacity as Legal Representative and is duly authorized to execute this Contract as recorded in the attached incorporation and representation certificate, who states that neither he nor the company he represents are disqualified on grounds of disability or any inconsistency according to the Constitution or the law, that might prevent them from entering into this Contract.

Under the previous conditions, both THE BUYER and THE SELLER, jointly known as the Parties and individually as the Party, agree to execute the Contract herein taking into consideration the following:

RECITALS AND REPRESENTATIONS

1.	That on June 27, 2005, the Agencia Nacional de Hidrocarburos and THE SELLER entered into a Contract for the Exploration and Production of Hydrocarbons called Chaza.

2.	That on September 30, 2002, Ecopetrol S A and THE SELLER entered into an Association Contract called Guayuyaco.

Página 1 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

3.
That, THE SELLER holds 50% of the crude production resulting from field Chaza and 35% from field Guayuyaco, all percentages previously mentioned shall be after deducting the percentage corresponding to the shared of ECOPETROL and/or the royalties.

4.
That for purposes of the execution of this Contract, THE BUYER previously verified the Bulletin of Fiscal Responsibility developed and published by the General Comptroller of the Republic of Colombia, in which THE SELLER does not appear as one of the people who have been determined by a judicial and firm decision as fiscally responsible. Likewise, THE BUYER implemented the control mechanisms in connection with the prevention of assets laundering and developed the instruments for the adequate implementation of the same in compliance with the Policy for Prevention of Assets Laundering (AL) and the Financing of Terrorism (FT).

5.	That in accordance with the provisions in the Delegations Manual of the Company, the Vice-President of Supply and Marketing is the competent person to enter into this Contract.

6.	That THE BUYER in its budget expenses has the respective budget availability for the execution of the Contract hereof.

7.
That in accordance with the provisions contained in the Contracting Manual of THE BUYER and having analyzed the nature and manner of implementing the performance of the Parties on the occasion of this Contract, the Authorized Officer has classified the risk as low, and therefore dispenses the need to require a bond from THE SELLER.

8.
That considering the contractual planning, the areas of Labor Relations Risk, Coordination of Risks, Coordination of Budget and Accounting and Tax Coordination of ECOPETROL S.A. were consulted, in order to avoid any labor, tax, environmental, and other risks that may be generated for Ecopetrol as a result of the execution and implementation of this Amendment.

9.
That in compliance with the Policy for the Prevention of Assets Laundering and the Financing of Terrorism adopted by THE BUYER, the Legal Representative of THE SELLER represents under the seriousness of oath and subject to the sanctions of the Colombian Criminal Code:

I.
That my funds (or the funds of the entity I represent) are generated in legal activities and are linked to the normal development of my activities (or activities inherent to the corporate purpose of the company represented), and otherwise, said funds do not come from any illegal activity as contemplated in the Colombian Criminal Code or in any regulation that substitutes, adds or amends it.

II.
That I (or the entity I represent) have not made any transactions or operations destined to illegal activities as contemplated in the Colombian Criminal Code or in any regulation that substitutes, adds or amends it, or in favor of persons in connection with said activities.

Página 2 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

III.
That the funds committed in the contract or legal relation with THE BUYER do not come from any illegal activity as contemplated in the Colombian Criminal Code or in any regulation that substitutes, adds or amends it.

IV.
That in the execution of the contract or legal relation with THE BUYER, I will not contract or have any relations with any third parties that carry out operations or whose funds are coming from illegal activities as contemplated in the Colombian Criminal Code or in any regulation that substitutes, adds or amends it.

V.
That the entity I represent complies with all regulations on prevention and control to assets laundering and the financing of terrorism) AL/FT) as may be applicable (as the case might be), having implemented the policies, procedures and mechanisms for the prevention and control to AL/FT derived from said legal provisions. A model of certification is attached in annex 1.

VI.
That neither I, nor the entity I represent, nor its shareholders, associates or partners that directly or indirectly hold FIVE PER CENT (5%) or more of the corporate capital, contribution or participation, or its legal representatives and members of the Board of Directors are in the international listings related to Colombia in accordance with international law (United Nations listings) or in the OFAC listings, being THE BUYER authorized to conduct the verifications as deemed pertinent and to terminate any commercial or legal relationship if proved that any of such persons are found in said listings. A model of certification is attached in annex 2.

VII.
That there are no investigations or criminal proceedings for any offenses of willful misconduct against me or against the entity I represent, its shareholders or partners, that directly or indirectly hold FIVE PER CENT (5%) or more of the corporate capital, contributions or participation, or its legal representatives and its members of the Board of Directors, being THE BUYER authorized to make the verifications as deemed pertinent in data bases or in local or international public information or tot terminate any commercial or legal relationship if proved that against any of such persons there are investigations or proceedings or the existence of information in said public data bases that may place THE BUYER in front of a legal or reputational risk.

VIII.	That in the event of occurrence of any of the circumstances described in the two paragraphs above, the commitment is to communicate it immediately to THE BUYER.
IX.
That with the signature of this document, it is understood that, both me as well as the natural or legal person represented, grant our informed consent, and therefore, authorize THE BUYER to communicate to the local authorities or the authorities of any of the countries in which THE BUYER conducts operations, on any of the situations described in this document, as well as to provide to the competent authorities of such countries all the personal, public and private information, as required from me or the natural or legal person represented; and likewise for THE BUYER to make the reports to the competent authorities as considered pertinent in accordance with its regulations and manuals in connection with its system of prevention and/or management the risk of assets laundering and the financing of terrorism, waving it from any responsibility for such action.

Página 3 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

X.
That all the documentation and information provided for entering into and execution of the contract or legal business with THE BUYER is true and accurate, being THE BUYER authorized to make any verifications as deemed pertinent and to terminate the contract or legal business if proved or becomes aware otherwise.

XI.	That no other natural or legal person has any non-legitimate interest in the contract or legal business that motivates the subscription of the statement hereof.
XII.
That I am aware, represent and accept that THE BUYER has the legal obligation to request any clarifications as deemed pertinent in the event of circumstances based on which THE BUYER may have reasonable doubts concerning my operations or the operations of the natural or legal person I represent, as well as the origin of our assets, in which case we are committed to provide the respective clarifications. If these are not satisfactory under THE BUYER’S criteria, we authorize to terminate the commercial or legal relation.

Based on the above, the Parties,

AGREE

CLAUSE FIRST. PURPOSE AND VOLUMES: THE BUYER undertakes the obligation to acquire and pay 100% of all the crude oil owned by THE SELLER produced in the Risk Shared Contract (CPR-Santana), the Association Contract Guayuyaco and produced in the “Chaza” Block, and THE SELLER on the other hand undertakes the obligation to sell and deliver 100% of the crude oil of its property pursuant with CLAUSE SEVENTH of the delivery program. This Contract does not include the volume of crude corresponding to royalties.

For purposes of this Contract, one barrel is equivalent to one hundred fifty eight point nine hundred eighty eight (158.988) liters.

FIRST PARAGRAPH: DESTINATION OF THE CRUDE OIL. THE BUYER shall destine the crude purchased for export through the port of Tumaco. THE BUYER, upon prior written notice to THE SELLER may additionally: i) destine the crude of this Contract for export through other ports and/or ii) use it for refinery.

CLAUSE SECOND. PRICE: The price to be paid for the crude oil of this Contract, placed in the Delivery Point (s) indicated in clause sixth of this document shall be established as indicated hereunder for the different components which comprise the following formula(s):

A.	For crude oil exported as Southblend by the port of Tumaco and received at the Orito Station:

Página 4 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

Crude Price = WTI – Marker Discount +/- Adjustment for Quality – Transportation (Site of Delivery/Port of Loading) – Transportation Tax – Handling and Commercialization Fee.

Each of the above terms is defined as follows:

WTI: Corresponds to the arithmetic average of the daily quote of the West Texas Intermediate crude, WTI NYMEX, in dollars per barrel of the month of deliveries.

Marker Discount: Corresponds to the average discount of export of THE BUYER of South Blend Crude by the Port of Tumaco negotiated for the month after the month of delivery of crude. If no exports are made and therefore no export discounts are negotiated for the month of deliveries, it shall correspond to the parties to apply as Marker Discount the average export discount negotiated for the following month in which the export is made. THE BUYER shall report this discount. The reference quality of the South Blend Crude is 29.3° API and 0.62% Sulfur (S), and the same shall be monthly updated with real average data of the exports made by THE BUYER by the Port of Tumaco.

Adjustment for Quality: Shall be established in accordance with the provisions in the Fifth Paragraph of this numeral.

Transportation (Site of Delivery/Port of Loading): This is determined as the sum of the fees established by the Ministry of Mines and Energy for pipelines between the Orito Station and the Port of Tumaco. The transportation fees for pipelines are updated at the beginning of each year by the “Phi” Factor as indicated by the Ministry of Mines and Energy. The applicable fees for the year 2011 are:

Section	MME Fee 100% Base Fee US$/Bl
Orito - Tumaco	2.9141
Total Transportation	2.9141

The fee above shall be modified after approval of the new fee for the system based on the methodology for establishing fees as defined by the Ministry of Mines and Energy in Resolutions 124386 and 124547 of 2010 or those regulations amending, adding or superseding it. To do this, THE BUYER shall notify THE SELLER about the new fee approved.

Port Operation Fee: Corresponds to an amount of fifty five USD per barrel (US$/BI 0.55) which covers the loading operation from the reception of product in the terminal until delivered by the line to the platform or Mono-buoy respectively. The fee amount is presently under review by the Vice-presidency of Transportation, therefore, it may be updated and shall be in force once it is established in firm and made official to all third parties. THE BUYER shall notify THE SELLER about the new approved fee.

Página 5 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

Transportation Tax: It is determined according to the provisions in Article 52 of the Petroleum Code of Colombia for transportation systems indicated in the previous point based on the following detail:

Section	MME US$/BI Fee	% Transportation Tax	US$/BI Transportation Tax
Orito - Tumaco	2.9141	2%	0.0583
Total Transportation Tax			0.0583

Handling and Commercialization Fee: Corresponds to the value of one dollar and fifty cents of US dollars per barrel (US$/Bl 1.5) to cover expenses related to refining and/or export of crude such as: administration, commercialization fee, insurances, bonds, hedging of risks related to market variations and operational risks.

B.	For crude oil exported as Southblend by the port of Tumaco and received at the Santana Station:

Crude Price = WTI – Marker Discount +/- Adjustment for Quality – Transportation (Site of Delivery/Port of Loading) – Transportation Tax – Handling and Commercialization Fee.

Each of the above terms is defined as follows:

WTI: Corresponds to the arithmetic average of the daily quote of the West Texas Intermediate crude, WTI NYMEX, in dollars per barrel of the month of deliveries.

Marker Discount: Corresponds to the average discount of export of THE BUYER of South Blend Crude by the Port of Tumaco negotiated for the month after the month of delivery of crude. If no exports are made and therefore no export discounts are negotiated for the month of deliveries, it shall correspond to the parties to apply as Marker Discount the average export discount negotiated for the following month in which the export is made. THE BUYER shall report this discount. The reference quality of the South Blend Crude is 29.3° API and 0.62% Sulfur (S), and the same shall be monthly updated with real average data of the exports made by THE BUYER by the Port of Tumaco.

Página 6 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

Adjustment for Quality: Shall be established in accordance with the provisions in the Fifth Paragraph of this numeral.

Transportation (Site of Delivery/Port of Loading): This is determined as the sum of the fees established by the Ministry of Mines and Energy for pipelines between the Orito  Station and the Port of Tumaco. The transportation fees for pipelines are updated at the beginning of each year by the “Phi” Factor as indicated by the Ministry of Mines and Energy. The applicable fees for the year 2011 are:

Section	MME US$/BI 100% Base Fee Year
Orito - Tumaco	2.9141
La Ye – Orito	0.2961
Total Transportation	3.2101

The fee above shall be modified after approval of the new fee for the system based on the methodology for establishing fees as defined by the Ministry of Mines and Energy in Resolutions 124386 and 124547 of 2010 or those regulations amending, adding or superseding it. To do this, THE BUYER shall notify THE SELLER about the new fee approved.

Port Operation Fee: Corresponds to an amount of fifty five USD per barrel (US$/BI 0.55) which covers the loading operation from the reception of product in the terminal until delivered by the line to the platform or Mono-buoy respectively. The fee amount is presently under review by the Vice-presidency of Transportation, therefore, it may be updated and shall be in force once it is established in firm and made official to all third parties. THE BUYER shall notify THE SELLER about the new approved fee.

Transportation Tax: It is determined according to the provisions in Article 52 of the Petroleum Code of Colombia for transportation systems indicated in the previous point based on the following detail:

Section	MME US$/BI Fee	% Transportation Tax	US$/BI Transportation Tax
Orito - Tumaco	2.8786	2%	0.0583
La Ye – Orito	0.2924	2%	0.0059
Total Tax			0.0642

Página 7 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

Handling and Commercialization Fee: Corresponds to the value of one dollar and fifty cents of US dollars per barrel (US$/Bl 1.5) to cover expenses related to refining and/or export of crude such as: administration, commercialization fee, insurances, guarantees, hedging of risks related to market variations.

C.	For crude oil exported as “Oriente” Crude by Ecuador:

Crude Price = Marker Discount – Transportation (Site of Delivery/Port of Loading) – Transportation Tax – Handling and Commercialization Fee.

Each of the above terms is defined as follows:

Marker: Corresponds to the weighted average real price of exports made by THE BUYER of Oriente crude by the port of Balao.

Transportation (Site of Delivery/Port of Loading): This is determined as the sum of the fees:

•  Fee La Ye – Orito (established by the Ministry of Mines and Energy): 0,0540 USD/Bl.

•  Fee Orito – San Miguel (established by the Ministry of Mines and Energy): 0,1387 USD/Bl

•  Fee charged by PETROECUADOR  for the transportation of crude.

Transportation Tax: It is determined according to the provisions in Article 52 of the Petroleum Code of Colombia for transportation systems indicated in the previous point. For the Ecuador trench the respective tax, if applicable, shall be taken into account from the delivery site to the loading port.

Handling and Commercialization Fee: Corresponds to the value of one dollar and fifty cents of US dollars per barrel (US$/Bl 1.50) to cover expenses related to refining and/or export of crude such as: administration, commercialization fee, insurances, bonds, hedging of risks related to market  variations.

D.	For crude oil delivered at the DINA Station for export by the port of Coveñas or for refining:

Crude Price  = WTI – Marker Discount +/- Adjustment for Quality – Transportation (Site of Delivery/Port of Loading) – Transportation Tax – Handling and Commercialization Fee.

Página 8 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

Each of the above terms is defined as follows:

WTI: Corresponds to the arithmetic average of the daily quote of the West Texas Intermediate crude, WTI NYMEX, in dollars per barrel of the month of deliveries.

Marker Discount: Corresponds to the weighted average per volume of export of ECOPETROL group of export mix Vasconia for the month of delivery. THE BUYER shall report this value monthly. The quality reference for Vasconia crude is 24.8° API and 0.97 % Sulphur (S).  In case Ecopetrol does not make any exports in the month of deliveries, the marker discount shall correspond to the average export discount of Crude export mix Vasconia reported by Argus and Platts for the month minus 1 of deliveries. EL COMPRADOR shall report this value monthly.

Adjustment for Quality: Shall be established in accordance with the provisions in the Fifth Paragraph of this article.

Transportation (Site of Delivery/Port of Loading): This is determined as the sum of the fees established by the Ministry of Mines and Energy for pipelines between the  Orito Station and the Port of Tumaco. The transportation fees for pipelines are updated at the beginning of each year by the “Phi” Factor as indicated by the Ministry of Mines and Energy. The applicable fees for the year 2011 are:

Section	MME US$/BI 100% Base Fee Year 2011 MME US$/Bl
Tenay -Vasconia	1,4163
Vasconia – Coveñas ODC	1,5471
Total Transportation	2,9634

The fee above shall be modified after approval of the new fee for the system based on the methodology for establishing fees as defined by the Ministry of Mines and Energy in Resolutions 124386 and 124547 of 2010 or those regulations amending, adding or superseding it. To do this, THE BUYER shall notify THE SELLER about the new fee approved.

Transportation Tax: It is determined according to the provisions in Article 52 of the Petroleum Code of Colombia (or the regulation that modifies it) for transportation systems indicated in the previous point based on the following detail:

Página 9 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

Section	MME US$/BI 100% Base Fee	% Transportation Tax	US$/BI Transportation Tax
Tenay –Vasconia	1,4163	6%	0,085
Vasconia – Coveñas ODC	1,5471	6%	0,091
Total Tax			0,176

Handling and Commercialization Fee: Corresponds to the value of one dollar and fifty cents of US dollars per barrel (US$/Bl 1.50) to cover expenses related to refining and/or export of crude such as: administration, commercialization fee, insurances, guarantees, hedging of risks related to market variations.

FIRST PARAGRAPH: The price determined by the aforementioned formula comprises the different costs of transportation, handling, measurement and transportation taxes bore by THE SELLER and generated until the delivery of the crudes being the purpose of this purchase-sale at the Delivery Point(s); therefore THE BUYER shall not make any additional acknowledgement on such items.

SECOND PARAGRAPH: When the parties agree on Delivery Point(s) different from those established in article six (6) of this document, the price formula set out in this article shall be modified in the transportation item, taking into account the fees and transportation tax of crude for the pipeline in force between the Delivery Point(s) and the export port that applies. Additionally, the marker shall be modified as the case may be.

THIRD PARAGRAPH: The reception and inspection costs in the case of stations agreed between the parties and not operated by ECOPETROL, shall be recognized directly by THE SELLER to the respective operating company. THE BUYER shall not make any additional acknowledgment on said items.

FOURTH PARAGRAPH: PRICE RENEGOTIATION. The parties may request a review of the price established in this article provided that any of the following events occur:

a) A change of more or less two (2) API grades in the quality of crude oil produced in the  field/area/block contracted.

b) A change of more or less two (2) API grades in the quaity of Marker Crude during three (3)  consecutive months . In this event the request for review shall be made during the following month to the period of three (3) consecutive months.

Página 10 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

c) In the event the Marker Crude disappears and it becomes necessary to define a new Marker.

The Parties shall have a term of thirty (30) business days to negotiate. In case of reaching an agreement, this shall be stated for the record by signing an amendment between THE BUYER and THE SELLER and its contents shall apply from the day after the date in which said amendment is executed.

If, at the end of thirty (30) business days there is not an agreement, THE BUYER or THE SELLER may inform to the other, its intention to terminate the Contract pursuant to clause Twenty Second of this Contract.

The termination is not a waiver for the Parties to fulfill the obligations that may have been caused.

FIFTH PARAGRAPH: ADJUSTMENT FOR QUALITY. The adjustments for quality (API Gravity and Sulfur) shall be made if the following two conditions are met:

1.	That the average of daily deliveries of crude owned by THE SELLER (in volume) be higher than 10% of the daily average of:
a.	The total current of SouthBlend dispatched by the “Trasandino” Pipeline for the month of deliveries, for the case of deliveries at Orito and Santana.
b.	For total exports of Vasconia Mix by the port of Coveñas for the month of deliveries, for the case of deliveries at Dina.
2.	That the quality of marker crude for the case of deliveries at Orito and Santana, monthly updated pursuant to the provisions in this document has to be:
a.	Higher than 31°API or lower than 29°API and/or
b.	Higher than 0,7% Sulfur or lower than 0,5% Sulfur.

If the two previous conditions are met, it shall be compared monthly in terms of API and % of sulfur the qualities of the marker, monthly updated as set out in this document, and the crude being the purpose of this purchase-sale, applying bonuses or penalties to the price if better or worse quality than the marker is delivered as follows:

•     Correction for API: +/- 0.53 US$/Unit of API or proportionally by fraction. Price adjustments shall be positive for API gravities of crude above the reference value for marker crude and negative for lower gravities.

Página 11 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

•     Correction for sulfur: +/- 1,98  US$/Unit of % of sulfur in weight or proportionally by fraction. Price adjustments shall be positive for percentage of sulfur in the crude below the reference value for marker crude and negative for higher values.

SIXTH PARAGRAPH: API and Sulfur coefficients of adjustments for quality referred to in this clause shall be reviewed each year after the signature of the Contract hereof. Any changes in the coefficients shall be stated for the record by signing an amendment between THE BUYER and THE SELLER and its contents shall apply from the day after the date in which said amendment is executed.

If, at the end of thirty (30) business days there is not an agreement, THE BUYER or THE SELLER may inform to the other, its intention to terminate the Contract pursuant to clause Twenty Second of this Contract.

The termination is not a waiver for the Parties to fulfill the obligations that may have been caused.

SEVENTH PARAGRAPH: QUALITY SPECIFICATIONS. THE BUYER shall certify the quality of crude received on the site of delivery as indicated in clause sixth and the following quality specifications shall be fulfilled:

Field	° API Minimum	SULFUR (% in weight) Maximum	BSW (% in volume) Maximum	SALT (Lb/1000Bls) Maximum
Santana and Guayuyaco	29.0°	0.7	0.5	20.0
Chaza	29.6°	0.41	0.5	20.0

1.
The crude density shall be determined by the laboratory method ASTM-D-1298 (Method to determine density, specific density (specific Gravity) or API Gravity or crude and liquid petroleum products by the Hydrometer method).

2.	The water and content sediment, BSW, shall be determined by the methods:
Water in suspension ASTM-D4377 “Method to determine water in crude oils by potentiometric titration Karl Fisher and
Sediments ASTM-D473 “Method to determine sediments in crude and fuel oils by extraction”,
For content of water and sediments in crude individual maximum values shall be accepted of: 0.5% in volume for water and 0.01% in volume for sediments.
3.	The sulfur content shall be determined by the method ASTM-D4294 “Method to determine sulfur in crude and oil products by dispersive energy of X rays of spectrometry of fluorescence”.
4.	The salt content shall be determined by the method ASTM-D3230 “Method to determine salt in crudes by the electrometric method”.

Página 12 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

When specifications of BSW, Salt and sulfur herein indicated are not within the allowed margin, THE BUYER reserves the right to receive crude oils and buy them with an adjusted price. In these cases the crude price shall be adjusted as follows:

Corrections for BSW and Salt – shall be applied according to the following tables:

BSW Content % in Volume	Correction(US$/Barrel)	Assumed by
0.51 to 0.80	0.10	THE SELLER
0.81 to 1.00	0.20	THE SELLER
1.01 to 1.20	0.30	THE SELLER
1.21 to 1.50	0.40	THE SELLER
> 1.51	Rejected
Salt Content Lbs per thousand Barrels	Correction (US$/Barrel)	Assumed by
20.1 to 30.0	0.160	THE SELLER
30.1 to 40.0	0.180	THE SELLER
40.1 to 60.0	0.200	THE SELLER
60.1 to 80.0	0.220	THE SELLER
80.1 to 100.0	0.240	THE SELLER
> 100.0	Rejected

It is understood that THE SELLER shall make its best efforts to deliver the crude oils being the purpose of this contract with the BSW and Salt contents within the parameters agreed in the previous tables. These corrections shall be applied to daily deliveries for each batch delivered.

In case the crude deliveries exceed the maximum values of table (1.51 % BSW and 100 pounds per thousand barrels of slat), and if THE BUYER decides to choose the reception of crude, the Parties shall agree on the value of the corresponding correction which shall be stated for the record in a Minutes/Amendment signed by the parties. In case an agreement is not reached, THE BUYER may reject the crude.

Página 13 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

EIGHTH PARAGRAPH: Reimbursable Expenses: Reimbursable expenses shall not be higher than forty million pesos (COP$40,000,000) before VAT and THE BUYER shall have to previously authorize and approve them. This shall include only and exclusively the cost of the independent inspector referred to in Paragraph Second of clause Fifth of the Contract hereof.

The amount of reimbursable expenses shall not be part of the value of the Contract. The handling of reimbursable expenses shall be made in accordance with the current procedures that THE BUYER has for this kind of expenses (annex 3).

CLAUSE THIRD. INVOICING AND PAYMENT: THE SELLER shall invoice and charge THE BUYER the value of the crude sold according to the terms of this document, at the Planning and Supply Management Office in Bogotá, within the first ten (10) business days of the month, after the month of the delivery of crude to THE BUYER. Within the first seven (7) calendar days of the month after the deliveries, THE BUYER shall provide THE SELLER the information the latter may require to make the corresponding invoice. Invoices shall be filed at the Planning and Supply Management Offices of THE BUYER in Bogotá and its date of presentation valid for the payment shall be the date of reception at the accounts payable office of THE BUYER in Bogotá. The invoicing shall be made based on the net volumes, free of water and sediment, corrected at sixty (60) Fahrenheit degrees received at the Delivery Point. For invoice approval it is necessary to present the official forms Table No 4 and/or Form No. 9SH from the Ministry of Mines and Energy.   Provisional Table No 4 and forms may be accepted, but quarterly, THE SELLER shall submit to THE BUYER copy of Tables No 4 and/or Form No. 9SH of the previous quarter duly filled in and signed by the Ministry of Mines and Energy.

Considering the authorization of payments in foreign exchange stated in article 51 of External Resolution Number 8 of 2000 of the Board of Directors of the Central Bank, which provides that the purchase-sales of crude oil and natural gas produced in the country may be paid in foreign exchange by THE BUYER and all other entities engaged in the industrial activity of refining oil, the invoicing made by THE SELLER for the provision of crude to THE BUYER shall be made in dollars of the United States of America.

In all cases payment shall be made thirty (30) calendar days after the filing of the invoices duly filled in, and after any legal withholdings, if applicable. THE SELLER shall communicate to THE BUYER in advance, and in writing, the bank account in which the respective payment shall be made.

FIRST PARAGRAPH: THE BUYER shall have a period of ten (10) calendar days, counted as of the reception of the invoices for the sale of crude oil, to review or object them. In case of any objections on the invoices, the date of reception shall be the date of filing of the new invoice. THE BUYER shall inform THE SELLER within the term established of any invoice objected, so that it may be adjusted and corrected, clearly specifying the items to be adjusted or corrected and the corresponding motives. THE SELLER shall respond any objection within ten (10) business days after reception of the same, counted as of the time in which THE BUYER submits to THE SELLER all documents supporting the objection, unless the Parties determine by common agreement to extend this term, if the complexity of the objection or any other circumstance thus requires so.

Página 14 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

In case THE SELLER does not respond the objection within the term described, the objection shall be understood as accepted by THE SELLER. If THE SELLER resolves the objection in favor of THE BUYER, it shall be understood that there was no payment obligation on the invoice originally filed, being the purpose of the objection. If THE SELLER resolves the objection in its favor, THE BUYER shall be obliged to pay the amount unpaid. In order to resolve any discrepancy, each of the Parties shall submit to the other Party copy of the documents, which originated the invoice and the objection. In the event THE BUYER is in disagreement with the decision of THE SELLER, the former may apply the provisions in clause seventeenth of this document.

SECOND PARAGRAPH: In case of any unjustified delay in the payment of invoices not objected on time by THE BUYER, in accordance with the provisions in the first paragraph of this article, THE BUYER shall recognize to THE SELLER, as interest payable in pesos, the highest interest rate authorized by the Superintendence of Finance during the default days effectively elapsed.

In order to calculate the late interests, the amount of the overdue invoice(s) in dollars shall be first converted to Colombian pesos at the market representative exchange rate, on their date of issuance, as per certification of the Superintendence of Finance of Colombia.

THE BUYER shall pay the invoices charging late interests thirty (30) calendar days after their reception by THE BUYER.

Both THE BUYER and THE SELLER understand that the invoices issued as well as the Contract hereof shall be a writ of execution and THE BUYER and SELLER expressly wave any private or judicial requirements to file as default.

THIRD PARAGRAPH: In case THE SELLER is interested in any factoring with the invoices issued in connection with this Commercial Offer, the option in first instance shall be offered to THE BUYER.

CLAUSE FOURTH. TERM OF THE CONTRACT: The validity of the Contract shall begin with the subscription of the same and shall comprise the term execution and liquidation.

The term of the Contract shall commence with the fulfillment of the requirement of execution set forth in clause Fifteenth and will conclude on June 30th, two thousand twelve (2012).

Página 15 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

The parties shall carry out the respective minutes of iquidation within a term of four (4) months counted as of the date of termination of the term of execution of the Contract.

In case THE SELLER fails to attend the liquidation, or if there is no agreement on the content of the same within the term previously mentioned, THE SELLER expressly authorizes THE BUYER to proceed and carry out the unilateral liquidation in a term of two (2) months.

CLAUSE FIFTH. INSPECTION AND MEASUREMENT.  The  volume and quality shall be measured at the Delivery Point (s) defined in clause Sixth, and shall be conducted following the operational procedures established in the Measurement Manual of ECOPETROL S.A., attached herein as Annex 4. In case of amendments, additions or suppressions to the MMH, THE BUYER shall notify THE SELLER of such changes, which shall be mandatory since its notification. Qualified personnel shall conduct the measurements of volume and quality. THE BUYER’S or its associates stations or departments where the crude oil is received, shall certify the volume and quality (API, BSW and Salt) of the crude oil received daily.

FIRST PARAGRAPH: MEASURMENT OF VOLUME. The volume shall be calculated a Net Standard Volume (NSV) and shall be understood as the total volume of all oil liquids excluding sediment and water (BSW) at a standard temperature of 60º F. The measurment may be conducted with static or dynamic measurment applying the methods described in the MMH .

SECOND PARAGRAPH: MEASUREMENT OF QUALITY. The measurment of quality shall allow the real determination of the characteristics of the crude being the purpose of the Contract hereof. A representative sample shall be taken for its determination as described in the MMH, Chapters 8, 9, 10 and 14, and shall be used to establish the deviations which may affect the price of the crude oil.

The sulfur content of crude oil(s) for billing purposes will be the value reported by the Colombian Petroleum Institute (CPI) in accordance with the analysis made each semester by that  institute performed for each crude oil. THE BUYER will update this information each semester to be delivered to THE SELLER. In the event that such sulfur content analysis is not available, the sulfur content for billing purposes will be the one established in the sixth paragraph of clause Second of this document, which will be in force until the CPI performs a new analysis, which will be informed to THE SELLER by THE BUYER. From the day following the receipt by THE SELLER of the analysis performed by CPI, the sulfur content for billing purposes will be the one established by THE BUYER in such report. When any of the parties considers appropriate, may request the performance by CPI of a new analysis of sulfur contents..

When deemed appropriate, any of the parties may appoint an independent inspector to certify the quality and quantity at the point of delivery defined in CLAUSE SIXTH, and verify the capacity of the tanks or the calibration of the measurement and volume instruments. The costs of such analysis or inspections will be shared equally between THE BUYER and THE SELLER.

Página 16 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

THE SELLER shall be in charge of making the payment of the independent inspector. THE BUYER shall pay THE SELLER one half of its share corresponding to the billing(s) of the independent inspector as a reimbursable expense pursuant to Paragraph Eighth of clause Second.

CLAUSE SIXTH. POINT (S) OF DELIVERY: THE BUYER and THE SELLER agree that the Delivery Point(s) and the transfer of the crude oil property right, purpose of this sales agreement, will be the inlet flange to the crude oil receipt tank(s) of SANTANA station, municipality of Puerto Asis, in the LACT UNIT/LAFERT UNIT, property of the CPR_SANTANA joint operation, the Dina Station tanks and/or the Orito Station tanks, with measurement of tanks and/or flow meter, following the procedures established in clause Fifth of the document hereof.

THE SELLER transfers to THE BUYER the crude oil property right at the Delivery Point(s). THE SELLER guarantees at the moment of delivery that the crude oil is free of any liens or financial claims by any government entity of any level, or of any natural or legal person of private law, in every respect, including those arising from taxes, rates, contributions, participation or royalties, domain limitation or any other judicial or extrajudicial measure that may restrict or limit the use or availability of the crude oil by THE BUYER. The costs associated with the transportation of the crude oil to the Delivery Point, along with the costs associated to the delivery of the crude oil, will be borne by THE SELLER.

FIRST PARAGRAPH: Any of the Parties may propose a change or addition of a Point of Delivery; in such case, the Parties by mutual agreement shall define the new Point (s) of Delivery and the conditions governing them by means of an amendment to be executed by the legal representatives of the Parties.

SECOND PARAGRAPH: The volumes to be received at each of the stations established in this clause will be determined on a monthly basis according to the transportation official schedule established by THE BUYER.

CLAUSE SEVENTH. SCHEDULE OF DELIVERIES: THE SELLER shall deliver to THE BUYER at the latest on the fifth (5) calendar day of each month a schedule of the estimated production and deliveries for the following quarter. THE BUYER will have five (5) business days to inform THE SELLER the total or partial acceptance of the presented program. If THE SELLER do not receive response of THE BUYER, within the set forth term, it will be understood that it has been fully accepted. In case of partial acceptance of the delivery schedule, THE SELLER may dispose and/or sell the crude oil not accepted. Taking into a account that the previous information is a basic premise for the planning process of THE BUYER, THE BUYER may refrain from receiving the crude oil in case THE SELLER fails to provide the schedule within the term indicated. Depending on the operation and restriction to the transportation in truck tankers the Parties may agree on modifications and adjustments to the delivery schedules, being sufficient a formal communication between the same.

Página 17 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

THE SELLER is bound to supply and keep track of the information of production on the field, liquidation of royalties, shipment by tank truck and/or pipelines, and indicate the participation and the property right on each, and the official receipt of the receiving station. For this purpose, THE SELLER shall send to THE BUYER on a daily basis the information requested, through THE BUYER’S volumetric integrator, which is available at THE BUYER’S web site. Copy of the Users’ Manual is attached herein as Annex 5.

In the event that within the agreed term THE BUYER cannot receive at the Delivery Point(s) the total amount of crude oil, THE SELLER will be informed with at least three (3) calendar days in advance, and as soon as the contingency is overcome, THE BUYER will inform the date to resume the receiving.

Likewise, in the event that for reasons associated to the operation of the filed, THE SELLER cannot deliver the crude oil to THE BUYER on any of the dates established in the schedule, THE SELLER shall inform THE BUYER in writing with three (3) calendar days in advance to the corresponding delivery date, and as soon as the contingency is overcome, THE SELLER will inform the date to resume the deliveries.

In case of indicating a different site for the reception of crude, the parties shall made the adjustments set forth in the item of transportation and transportation tax of the formulas defined in clause Second based on the higher or lower value that transportation may have to the new Point(s) of Delivery defined by THE BUYER, considering for such purpose the current transportation fees at the time of occurrence of the situation. All the foregoing shall be stated for the record in a minutes or amendment executed by the Parties for such purpose.

CLAUSE EIGHTH. INDUSTRIAL SAFETY – HSE: THE SELLER is bound to keep in force hygiene, industrial safety and occupational health programs for the transportation operation of the Crude to the Point(s) of Delivery.

CLAUSE NINTH. ADMINISTRATION AND MANAGEMENT OF THE CONTRACT: The Authorized Official will appoint the administration and management of the Contract who will perform the powers and obligations set forth in Manual for the administration and management of Contracts of ECOPETROL S A, attached herein as Annex 6.

THE BUYER will conduct to  THE SELLER an evaluation each semester of its performance as Contractor, pursuant to the guidelines “Contractor’s Performance Evaluation”, which shall be provided by THE BUYER to the THE SELLER after the Contract has been perfected.

Página 18 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

CLAUSE TENTH. ASSIGNMENT: THE SELLER shall not assign, sell or transfer the whole or part of its rights and obligations under the Contract that may arise upon the acceptance of the offer to any third party, without the previous written consent of THE BUYER.

CLAUSE ELEVENTH. EXPIRATION: THE BUYER may declare the expiration of the Contract and order the liquidation at any moment, when THE SELLER engage in conducts prohibited by Article 25 of Law 40, 1993 (payment of sums of money to profiteers, or when hiding or cooperating on behalf of any manager or delegate of THE SELLER in the payment of any ransom money for a kidnapped person that may be an official or employee of THE SELLER or any of its affiliates).

In the event of announcement of expiration of the contract, there will be no compensation for THE SELLER, who will be made subject to the penalties and inabilities provided in the law. The statement of lapse is a breach of the contract. THE SELLER will announce the lapse through a resolution, and THE SELLER will be notified timely. THE SELLER may file an appeal. THE SELLER will have the right, subject to the corresponding deductions according to the provisions of this document, to be paid for the part or the goods or services received at the satisfaction of THE BUYER until the date of the administrative act stating the expiration.

CLAUSE TWELFTH. FORCE MAJEURE, ACTS OF NATURE AND GROUNDS FOR EXEMPTION: The obligations of any of the parties in connection with the acceptance of this Offer that cannot be performed due to Force Majeure, Acts of Nature or Exculpatory Events, whether total or partial, will be suspended during the occurrence of the effects of such events.

The Party announcing the occurrence of a Force Majeure, Act of Nature or Exculpatory Events shall inform immediately by phone the other Party about the situation, with the date and start time, and the next day following the occurrence of such event, in writing along with the evidence that prove the occurrence of such event. The Party notified of the Force Majeure, Act of Nature or Exculpatory Events, may request further information that supports such announcement, and the affected Party shall send it within the next five business (5) days  following the request. Any differences between the Parties in connection with such event will be solved in accordance with the mechanisms for dispute resolutions provided in clause Seventeenth of this document.

The Party announcing the occurrence of a Force Majeure, Act of Nature or Exculpatory Events shall use their best efforts to remedy the cause that gave rise to the announcement, and shall inform the other Party the date and time when such event was overcome.

Página 19 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

For all purposes of this Contract it is understood as Force Majeure or Act of Nature, any event that can be qualified as such according to the Applicable Law, which is unforeseeable and overpowering, duly proved, provided always that it is external to the Parties and it occurs without their fault or negligence.

The following acts shall be considered as events of Force Majeure or Acts of Nature: a) Epidemics, landslides, hurricanes, floods, avalanches, lightning, fire, tsunami, shipwreck, disaster in land, air, train, water and sea transportation that directly or indirectly contribute or result in the impossibility of the of the parties to fulfill their obligations. b) Acts or absence of acts of Government and the Legislative and judicial branches, including laws, orders, regulations, decrees, rulings, judicial actions, regulations, denial of the issuance, renewal or confirmation of permits and licenses granted by the Government or any competent authority with jurisdiction on production activities, treatment, picking-up, transportation, distribution handling buy-sell of crude oils and/or products that directly or indirectly contribute or result in the inability of any of the Parties to fulfill their obligations, or seriously and unfairly affect the interests of one or both Parties, or seriously affect their financial capacity. c) Acts of civil unrest including war, blockades, insurrections, riots, and serious threat of any of the foregoing, fully demonstrated, and actions of the armed forces in connection with or in response to any act of civil disorder that directly or indirectly contribute or result in the inability of any of the Parties to fulfill their obligations.

The following shall be considered as Exculpatory Events: a) the partial or total inability to operate and function, the pipelines, the truck tankers for the transportation of the crude oil; the connections or the facilities of any of the Parties caused by malicious acts beyond the direct control of THE SELLER and THE BUYER, without their fault, such as: terrorists or guerrilla attacks, sabotage, serious disturbances of public order that may result in, directly or indirectly, the inability of any of the parties to comply with their obligations; b)The emergency stops of the facilities of THE SELLER or  THE BUYER c) industry disturbance acts, including work stoppage and strike, when such acts may result in the inability of THE BUYER to comply with their obligations, and c) industry disturbance acts, including work stoppage and strike, when such acts may result in the inability of THE SELLER to comply with their obligations.

PARAGRAPH FIRST: Under no circumstances, any changes in the financial situation of THE BUYER or THE SELLER may be considered as Exculpatory Events under the Contract hereof.

Neither THE BUYER nor THE SELLER shall be held responsible for non compliance or partial compliance of any or all of the obligations established in this agreement, when such failure to comply is caused by force majeure, act of nature or exculpatory events duly proven.

Any Force Majeure, Acts of Nature and/or Exculpatory Events will not relieve THE BUYER of its obligations to pay THE SELLER the invoices related to the supply of crude oil that have been delivered by THE SELLER, according to the terms established in this Contract.

Página 20 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

The occurrence of any of the events provided in this article shall not relieve under any circumstance to any of the Parties of the compliance with their contractual obligations, and/or those obligations incurred prior to the occurrence of the events mentioned in this clause.

CLAUSE THIRTEENTH. APPLICABILITY OF COLOMBIAN LAWS: This Contract is governed by Colombian Law.

CLAUSE FOURTEENTH. TAXES: Each of the parties of this buy-sell represents to be aware of and accepts all taxes and/or withholdings in accordance with the law in force. The payment of all national, departmental and municipal taxes, fees, contributions, quotes or similars that may arise by this Contract, but without being limited to those incurred as a result of the entering into, formalization, execution and termination or liquidation of the Contract hereof, arising after the date of the signature of the same, shall be borne by the party subject to the respective tax, who shall pay it pursuant to the law and the regulations in force.

CLAUSE FIFTEENTH. PUBLICATION: THE SELLER is responsible for the payment of the publication of the contract associated with this Offer on the Public Contracts Newspaper (Diario Único de Contratación Pública). THE SELLER shall send to THE BUYER a copy of the receipt corresponding to the deposit of such payment within three (3) business days following the acceptance of the Offer. THE BUYER shall send, in an original, to the Colombian National Printing the Sole Summary for Publication (Extracto Único de Publicación).

CLAUSE SIXTEENTH. COMPLETION AND EXECUTION: The Contract hereof is perfected upon execution of the same.

CLAUSE SEVENTEENTH. CONFLICT RESOLUTION: In the case of any differences, conflicts or disputes in connection with the interpretation, execution and application of this Contract, the Parties shall try to use the alternative solution mechanisms for conflicts legally regulated.

CLAUSE EIGHTEENTH. SPANISH LANGUAGE:  This Contract is written in Spanish and is the only form of obligation between the Parties. Any translation to any other language will only be valid for reference purposes for the Parties, and under no circumstance may affect the meaning and construal of the Spanish version.

CLAUSE NINETEENTH. CONTRACT VALUE:  The value of the Contract is undetermined.

Página 21 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

CLAUSE TWENTIETH. CONFIDENTIALITY: For the purposes of this Contract, the Party that discloses or reveals the information is called hereinafter the Disclosing Party, and the party that receives the information is called the Receiving Party. The Parties herein agree that all the information of technical, commercial, industrial or financial nature given and interchanged or prepared by the Parties during the development of the Contract, or that any of the Parties may develop, receive or obtain in regards to the Contract (hereinafter “Confidential Information” or “the information”) are subject to strict discretion and confidentiality during the term of the Contract and three (3) years following the expiration thereof.

For purposes of this Contract, it is not considered “Confidential Information” the information that: (i) is of public knowledge at the moment of its disclosure, or that may be of public knowledge after its disclosure through means different that the action or omission of the Receiving Party; (ii) is known by the Receiving Party before or at the receiving moment, or obtained under this Offer, without such knowledge being the cause of breach of any obligation of confidentiality; (iii) is developed by the Receiving Party independently, or based on information or documentation received from a third party, without this being in breach of any obligation of confidentiality; (iv) is received or obtained in good faith, by the Receiving Party, from a third party without this being in breach of any obligations of confidentiality; (v) its disclosure or revelation is required to the Receiving Party by the application of the legislation in force, administrative act, judicial order and or by any competent government entity with jurisdiction on the Party or its affiliates, or by the standards of any stock exchange in which the stocks of the Parties or corporations related are registered, in the terms and to the extent that this is required.

The Receiving Party may reveal the Confidential Information to their managers, officials, employees, agents, partners, representatives or associates, affiliates and subordinates (in general, the Representatives).

If any judicial or administrative authority requires that the Receiving Party, under the law, regulations or judicial ruling delivers any part of the Information, such Receiving Party may request the cooperation of the Disclosing Party, and if deemed appropriate, consult with the Disclosing Party about the measures to be taken in order to keep the confidentiality.

CLAUSE TWENTY-FIRST. SPECIAL OBLIGATIONS OF THE SELLER IN CONNECTION WITH THE PREVENTION AND CONTROL OF ASSETS LAUNDERING AND THE FINANCING OF TERRORISM (LA/FT)

a.
Fully comply with the legal provisions on prevention and control of assets laundering and the financing of terrorism (AL/FT) as they may be applicable, implementing with efficiency and timely the policies and procedures necessary for such purpose.

Página 22 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

b.
Refrain from conducting any operations with persons or entities whose funds are the result of illegal activities contemplated in the Colombian Criminal Code or any regulation that substitutes, adds or amends it, or with those with serious doubts on the origin of their funds based on public information.

c.
Respect and comply with the Code of Good Governance, the Policies of Integral Responsibility and Entrepreneurial Social Responsibility of Ecopetrol, the Code of Ethics and the policies on prevention, control and management of the risk of assets laundering and the financing of terrorism (LA/FT) of THE BUYER. For these purposes, THE SELLER represents to be aware of said documents.

d.	In those cases in which activities considered of high risk of AL/FT are carried out, it is obliged to implement systems for the prevention of AL/FT.

e.
Refrain from using its operations as an instrument to hide, handle, invest or take advantage in any manner, of money or any other goods derived from criminal activities, or to make them appear as legal, transactions and funds related to the same or destined to illegal activities.

f.
Report to the THE BUYER (Telephones 018000917045 – (57-1-2343345 – 57-1-2344092) and denounce before the competent authorities any crimes he may be aware of (corruption, extortion, false documentation, assets laundering, financing of terrorism, and others), as required by article 67 of the Code of Criminal Procedures (Law 906 of 2004 and those that amend or supersede it).

g.
Report to THE BUYER, any incidents or new events that may affect its image or reputation and/or those of THE BUYER, within three (3) business days after their occurrence in order to provide a handling with consensus of the same.

h.	Provide a timely response on the information requirements and the clarifications as required by THE BUYER under the execution of the contract hereof.

CLAUSE TWENTY-SECOND EARLY TERMINATION:

22.1 THE SELLER or THE BUYER may terminate this buy-sell Contract at any time without the obligation to indemnify the other party for any kind of damage, provided however, that the party that wishes the early termination of the Contract delivers to the other party a written communication ten (10) calendar days  prior to the date in which the Contract is to be terminated.

22.2. Likewise, any of the following activities in connection with the laundering of assets and the financing of terrorism shall be a motive for early termination of the contract, without entitlement of any indemnity for any kind of damage:

Página 23 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

1.	When THE SELLER fails to comply with the legal provisions in connection with the prevention and control of assets laundering and the financing of terrorism, as they may be applicable.
2.
When THE SELLER or any of its shareholders, associates or partners that directly or indirectly hold FIVE PER CENT (5%) or more of the corporate capital, contribution or participation, appear in the international listing binding for Colombia pursuant with international law (lists of the United Nations) or in the OFAC lists.

3.
When there are against THE SELLER or any of its shareholders, associates or partners that directly or indirectly hold FIVE PER CENT (5%) or more of the corporate capital, contribution or participation, or their legal representatives and their members of the Board of Directors, any investigations or criminal proceedings for willful misconducts, or if there is public information with respect to such persons that may place THE BUYER before a legal or reputational risk.

4.	When there may be situations, which may generate for THE BUYER any reputational, legal, operating or contagious risks in connection with assets laundering and/or the financing of terrorism.
5.
When there may be situations of serious doubts on the legality of the operations of EL THE SELLEL, the legitimacy of its funds, or that THE SELLER has conducted transaction or operations destined to said activities or in favor of persons in connection therewith.

6.	When there are errors, inconsistencies, discrepancies or falsehood in the documentation and information provided by THE SELLER for the subscription and execution of the Contract hereof.

 22.3  Likewise the Parties may terminate the contractual relation when the other incurs in any of the following conducts:

1.	Give up without justification on any threats from armed groups outside the law.
2.	Receive, supply, administer, intervene, finance, transfer, keep, transport, storage or keep money or property resulting from or destined to such groups or collaborate and provide help to the same.
3.	Build, assign, rent, place at their disposal, facilitate or transfer in any manner goods to be destined for the hiding of persons, or for the deposit or storage of belongings of said groups.
4.	Stop, suspend or notoriously diminish the fulfillment of their contractual obligations following the instructions of said groups.
5.	Failure to denounce any punishable acts, which may be attributable to said groups and known as a result of the Contract.

Regarding the foregoing, it shall be considered as an act of THE SELLER l the conduct of its agents or dependents, which he may be aware of.

CLAUSE TWENTY-THIRD. NOTICES: All notices, requests, communications or notifications between the Parties by virtue of this Contract shall be in writing and served at the time the corresponding document is filed in the address indicated hereunder.

Página 24 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

THE BUYER

ECOPETROL S.A.
Gerencia de Planeación y Suministro
Bernardo Castro Castro
Carrera 7 No. 37-69 Piso 7, Bogotá D.C.
Teléfono (+57) 1 234 4606
Fax (+57) 1 234 4869

THE SELLER

SOLANA PETROLEUM EXPLORATION COLOMBIA LTD.
Gerencia Comercial
Calle 113 No. 7-80, piso 17
Teléfono (+57) 6585757
Fax    (+57) 2139327

All communications sent via facsimile shall be considered as received upon receipt of the message of successful communication from the machine where the delivery is originated.

CLAUSE TWENTY FOURTH. DOMICILE: For all legal purposes the domicile of the Contract hereto shall be the city of Bogotá D.C.

In witness whereof, the Parties sign this Contract in D.C. on the twenty seventh (27) day of the month of July, of the year two thousand eleven (2011), in two (2) duplicates of the same content.

THE SELLER	THE BUYER
/s/ JULIÁN GARCÍA SALCEDO	/s/ CLAUDIA L. CASTELLANOS R.
JULIÁN GARCÍA SALCEDO	CLAUDIA L. CASTELLANOS R.
Legal Representative	Vice-president Supply and Marketing

Annex 1.	Model of certification of application of AL/FT regulations for companies obliged to adopt systems of AL/FT prevention.
Annex 2.	Certificate of shareholder’s interests for associates, shareholders or partners with more than five (5%) interest in the corporate capital.

Página 25 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

Annex 3.	Procedure for Reimbursable Expenses. Delivered in CD.
Annex 4.	Manual for Hydrocarbon Measurement of (MMH) ECOPETROL S.A. Delivered in CD.
Annex 5.	User’s Manual for the Volumetric Integrator of ECOPETROL S.A. Delivered in CD.
Annex 6.	Manual for contract’s management and administration of ECOPETROL S.A. Delivered in CD.

Página 26 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

ANEXO No. 1

MODEL OF CERTIFICATION OF APPLICATION OF AL/FT REGULATIONS FOR COMPANIES OBLIGED TO ADOPT SYSTEMS OF AL/FT PREVENTION

OBLIGATORY ONLY FOR THOSE PARTIES THAT BY LEGAL REGULATIONS ARE OBLIGED TO ADOPT SYSTEMS OF AL/FT PREVENTION

The purpose of this document is to certify to ECOPETROL S A that our entity has a SYSTEM FOR THE PREVENTION AND CONTROL OF ASSETS LAUNDERING AND THE FINANCING OF TERRORISM, which fully complies with the applicable Colombian regulations.

Therefore,    Julian Garcia                                                 , in my capacity as legal representative of SOLANA PETROLEUM EXPLORATION COLOMBIA LTD. (THE ENTITY), I hereby CERTIFY that:

1.	The ENTITY is fully complying with Colombian the applicable norms and regulations concerning the prevention and control of assets laundering and the financing of terrorism.
YES ☒                                No☐
2.	The ENTITY has appropriate policies, manuals and procedures for the prevention and control of assets laundering and the financing of terrorism fully complying with the applicable regulations in force.
YES ☒                               No☐
3.	Has the ENTITY been involved in investigations for violations to laws regarding the assets laundering and the financing of terrorism?
YES ☐                                No ☒

4.	Has the ENTITY been sanctioned or any of its employees or officers for violations to laws regarding assets laundering and the financing of terrorism?
YES ☐                                No ☒

Report the following data of the officer or employee concerning compliance:

Name:	David Hardy
Telephone:	(+1) (403) 265- 3221 Ext. 2247
e-mail:	davidhardy@grantierra.com
Address:	300, 625 – 11th Avenue SW, Calgary, Alberta, Canada T2R 0E1

We manifest that we authorize ECOPETROL S A to verify and confirm the information provided hereto directly or through the persons designed, including the effective application of the SYSTEM OF PREVENTION AND CONTROL OF ASSETS LAUNDERING AND THE FINANCING OF TERRORISM inside our entity.

Comments:

Página 27 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606

ANNEX No. 2

Certificate of Shares Participation
Associates, Shareholders or Partners holding over five (5%) of interest in the corporate capital

This certification is only requested in the case of legal persons in which, given their nature, their shareholders, partners or associates do not appear in the certificate of the chamber of commerce

I, hereby certify that the associates, shareholders or partners holding over FIVE (5%) of interest in the corporate capital of the entity I represent are the natural or legal persons appearing in the following list:

NAME OF SHAREHOLDER PARTNER OR ASSOCIATE	IDENTIFICATION	NUMBER OF SHARES QUOTA OR PARTS OF INTEREST	PARTICIPATION IN THE CORPORATE CAPITAL (%)

I hereby certify that the real beneficiaries and controllers 1

Name	Identification

Name of the entity:	Solana Petroleum Exploration Colombia Ltd.
Tax ID:
Name of Legal Representative:	Julian Garcia
Identification Number:
Signature Legal Representative:	/s/ Julian Garcia

Not applicable due to Solana is a branch of a foreign company and therefore has no legal personality independent of its parent.

1 It is understood as “real beneficiary” or “controller” any person or group of persons who, directly or indirectly, by himself or through any third party, by virtue of any contract, agreement or otherwise has, with respect to any share or quote of a company, or may have any decision capacity or control over said company.

Página 28 de 5

Cra. 7ª No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606